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                                                                    Exhibit 10.3

                              MILLIPORE CORPORATION

                       METROPOLITAN LIFE INSURANCE COMPANY

                                 AMENDMENT NO. 3
                                       TO
                      NOTE PURCHASE AND EXCHANGE AGREEMENT

      THIS AMENDMENT, dated October 4, 2001 to the Millipore Corporation Note Purchase and Exchange Agreement, dated March 3, 1994, as heretofore amended (including the Amendment Agreement No. 1, dated March 21, 1997, and the Amendment Agreement No. 2, dated November 2, 1998) (collectively, the "Purchase Agreement"), between Metropolitan Life Insurance Company (the "Noteholder") and Millipore Corporation (the "Company").

      WHEREAS, Noteholder and the Company have entered into the Purchase Agreement providing for the issue and sale (and subsequent exchange) of $100,000,000 of the Company's 6.78% Senior Notes, due March 3, 2004 to the Noteholder (the "Notes");

      WHEREAS, pursuant to ss. 10.2 of the Purchase Agreement, the Company and Noteholder wish to modify the Purchase Agreement;

      WHEREAS, the Company wishes to prepay $25,000,000 in principal on the Notes;

      NOW THEREFORE in consideration of the premises and the covenants and agreements contained herein, the parties agree that:

      1. The effective date of this Amendment Agreement (the "Effective Date") shall be the closing date of the Credit Agreement (the "Credit Agreement") among Millipore Corporation, certain of its subsidiaries, the lenders named therein, Bank of America, N.A., as administrative agent for the lenders, and ABN AMRO Bank N.V., as syndication agent.

      2. For purposes of this Amendment Agreement, the following terms shall have the meanings set forth in this ss. 2:

      "Acquisition", by any Person, means the purchase or acquisition by such Person of any Capital Stock of another Person other than a Credit Party or all or any substantial portion of the Property (other than Capital Stock) of another Person other than a Credit Party, whether or not involving a merger or consolidation with such other Person.

      "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Disposition" shall mean and include (i) the sale, lease or other disposition of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary), but for purposes hereof shall not include, in any event, (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of Property to a Credit Party, and (ii) the receipt by
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any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

      "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Company" shall have the meaning provided in the heading hereof, together with any successors and permitted assigns.

      "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income plus (ii) to the extent deducted in determining net income, (A) Consolidated Interest Expense, (B) taxes and (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP; provided that, for purposes hereof, Consolidated EBITDA shall exclude (x) the restructuring and other charges taken in the first fiscal quarter of fiscal year 2001 in the amount of $17,962,000, (y) all non-cash non-recurring charges otherwise deducted (other than non-cash charges arising from the write-off of current assets, but including as a deduction to Consolidated EBITDA all subsequent cash expenditures made in the applicable period relating to non-cash non-recurring charges taken in a prior period) not in excess of ten percent (10%) of Consolidated EBITDA as of the end of the most recent fiscal quarter (excluding previous adjustments) and (z) any earnings (or deficit) and expenses attributable to the Mykrolis Group. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated Group" means the Company and its Subsidiaries, as determined in accordance with GAAP, but excluding any Person that is a member of the Mykrolis Group.

      "Consolidated Interest Coverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated EBITDA for the period of four consecutive fiscal quarters then ended to Consolidated Interest Expense for the period of four consecutive fiscal quarters then ended.

      "Consolidated Interest Expense" means, for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for purposes of determining the Consolidated Total Leverage Ratio and the Consolidated Interest Coverage Ratio any Extraordinary gains or losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.
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      "Consolidated Total Funded Debt" means Funded Debt of the Consolidated
Group determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated Total Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

      "Credit Party" means any of the Company and the Guarantors; and in no event shall include any Person that is a member of the Mykrolis Group.

      "Domestic Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

      "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, chief financial officer, treasurer or controller of such Person.

      "Extraordinary" means such term as interpreted in accordance with GAAP.

      "Funded Debt" means, with respect to any Person, without duplication, all
(i) obligations for borrowed money, (ii) obligations evidenced by bonds debentures, notes or similar instruments or upon which interest payments are customarily made, (iii) purchase money indebtedness (including, for purposes hereof, indebtedness and obligations in respect of conditional sales and title retention agreements relating to property purchased (other than customary reservation or title retention arrangements under agreements entered into in the ordinary course of business with suppliers), and the deferred purchase price of property or services acquired (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) that would constitute, and be accounted for as, a liability under GAAP, (iv) the attributed principal amount of obligations owing under Capital Leases, (v) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created for its account, (vi) the attributed principal amount of Securitization Transactions, (vii) the attributed principal amount of obligations owing under Synthetic Leases, (viii) the Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof, (ix) Support Obligations in respect of Funded Debt of another Person, (x) Funded Debt of another Person secured by a Lien on any of its Property, whether or not such Funded Debt has been assumed, provided, however, for purposes hereof, the amount of such Funded Debt shall be limited to the amount of Funded Debt as to which there is recourse or to the fair market value of the property that is the subject of such lien, if less, and (xi) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments in the future) incurred in connection with Acquisitions.

      "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the following terms:

            Except as otherwise expressly provided hereunder, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports delivered to the Noteholder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with ss. 6.9(a) hereunder shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered to the Noteholder; provided, however, if (a) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b)
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      the Noteholder shall so object in writing within sixty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered to the Noteholder as to which no such objection shall have been made.

            Notwithstanding anything hereunder to the contrary, determination of compliance with the financial covenants under ss. 6.9(a) shall be made on a Pro Forma Basis, and all Pro Forma Compliance Certificates required to be delivered to the Noteholder shall be in form, substance and detail reasonably satisfactory to the Noteholder.

      "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Guarantors" means each Person identified as a "Guarantor" on the signature pages to the Credit Agreement and each other Person that may hereafter become a Guarantor thereof by execution of a Joinder Agreement, together with their successors and permitted assigns.

      "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

      "Indebtedness" means, with respect to any Person, without duplication, all
(i) Funded Debt, (ii) obligations under take-or-pay or similar arrangements or under commodities agreements, (iii) obligations under Hedging Agreements, (iv) the maximum amount of contingent obligations (including earn-out and like payments) owing in respect of Acquisitions or dispositions or divestitures, (v) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof, (vi) Support Obligations in respect of Indebtedness of another Person, and (vii) Indebtedness of another Person secured by a Lien on any of its Property, whether or not such Indebtedness has been assumed.

      "Joinder Agreement" means a joinder agreement executed and delivered by a Subsidiary in accordance with the provisions of the Credit Agreement.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

      "Mykrolis Group" means Mykrolis Corporation, a Delaware corporation, and its Subsidiaries.

      "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capital Lease other than any such lease in which that Person is the lessor.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

      "Pro Forma Basis" means, for purposes of determining compliance with the financial covenants hereunder, the subject transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. In
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addition, for purposes of making calculations on a "Pro Forma Basis" hereunder,
(i) in the case of an Asset Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of the disposition shall be excluded to the extent relating to any period prior to the date of subject transaction, and (B) Indebtedness that is paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of an Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of subject transaction, and (B) Indebtedness that is incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (provided that pro forma adjustments shall not be made for the imputed interest expense attributable to such Indebtedness for the applicable period).

      "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Company delivered to the Noteholder.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or Affiliate (a "Securitization Subsidiary"), or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets that are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

      "Subsidiary" means, as to any Person at any time, (a) any corporation more than fifty percent (50%) of whose Voting Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than fifty percent (50%) of the Voting Stock; provided that notwithstanding anything herein to the contrary, for all purposes hereof, members of the Mykrolis Group shall not be deemed Subsidiaries for purposes hereof. Unless otherwise provided, "Subsidiary" shall refer to a Subsidiary of the Company.

      "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person for the benefit of any holder of Indebtedness of such other Person,
(iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or
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maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      3. Section 6.9(a) is amended in its entirety to read as follows:

         "(a) Maintenance Test.

              (i) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Total Leverage Ratio shall be not greater than 3.25:1.0.

              (ii) Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Interest Coverage Ratio shall be not less than 3.50:1.0."

      4. Capitalized terms used in this ss. 4 but not otherwise defined in this Agreement, shall have the meanings set forth in the Indenture dated as of May 3, 1995, relating to the issuance of the Notes (the "Indenture"). On the Effective Date, the Company shall pay to the Noteholder and the Noteholder shall accept payment of (1) the interest accrued but unpaid to the Effective Date, calculated at a rate of 7.23% per annum pursuant to the terms of the second Amendment to the Purchase Agreement dated as of November 2, 1998 (the "7.23 % Rate"), and (2) the sum of the respective Payment Values of each prospective interest payment, calculated at the 7.23% Rate, and the principal payment at maturity in respect of the $25,000,000 of Securities being prepaid pursuant to Article 11of the Indenture (the amount of each such payment being herein referred to as a "Payment"). The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment to the applicable date of prepayment. The Reinvestment Rate is the sum of (a) 1.00% and (b) the yield which shall be imputed from the yields of those actively traded "On The Run" United States Treasury securities, as reported on the Cantor-Fitzgerald brokerage screen available on Telerate Information Systems (page 500 mid-point of Bid/Ask price), having maturities as close as practicable to the final maturity of the Securities so to be redeemed or, if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the rates, published for the 5 Business Days preceding the applicable Calculation Date, in the weekly statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the final maturity of the Notes, (rounded to the nearest month) so to be prepaid or accelerated, as the case may be. If no maturity exactly corresponding to such final maturity of the Securities shall appear therein, yields for the next longer and the next shorter maturities shall be calculated pursuant to the foregoing sentence and the Yield Maintenance Price shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). The yields of such United States Treasury securities (under both of the methods described above) shall be determined as of 10:00 a.m., New York time, on the Calculation Date.

      5. The Noteholder as holder of 100% of the principal amount of the Notes hereby waives all notice requirements with respect to the prepayment of the $25,000,000 of principal on the Notes.
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      6. Except as specifically provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.


IN WITNESS WHEREOF, this instrument has been executed on the date first above written.


METROPOLITAN LIFE                                  MILLIPORE CORPORATION
    INSURANCE COMPANY

By:   /s/ [illegible]                              By:  /s/ Kathleen B. Allen
   --------------------------                         --------------------------

Date:  10/4/01                                     Date:  Oct. 4, 2001
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